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                                                                    Exhibit 23.3

Holditch-Reservoir Technologies Consulting Services

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

1 November, 2000


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     Holditch-Reservoir Technologies Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the "Company") for the fiscal year ended December 31, 1999, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2000 and the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2000. We hereby further consent to the use of information contained in our reports, as of April 1, 2000 setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by references of the Form 10-K and the Forms 10-Q into the Company's Registration Statement on Form S-3 filed
November 1, 2000.

                                    Very truly yours,

                                    /s/ Joseph H. Frantz, Jr.

                                    Joseph H. Frantz, Jr., P.E.
                                    Operations Manager - Eastern U.S.